UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 11, 2006
KLA-TENCOR CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of
Incorporation)

000-09992	04-2564110
(Commission File Number)	(IRS Employer Identification No.)
160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (408) 875-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 11, 2006, KLA-Tencor Corporation completed the acquisition of ADE Corporation (“ADE”) pursuant to an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with ADE Corporation and South Acquisition Corporation, a wholly-owned subsidiary of KLA-Tencor (“Merger Sub”). As provided in the Amended Merger Agreement, at the closing of the transaction Merger Sub was merged with and into ADE, and each outstanding share of ADE common stock was converted into the right to received $32.50 per share in cash, without interest. The acquisition was approved by ADE’s stockholders on July 13, 2005.
A copy of the press release announcing the closing of the transaction is attached as Exhibit 99.1 and is incorporated in this report by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Text of press release issued by KLA-Tencor Corporation dated October 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION
Date: October 12, 2006	By:	/s/ Jeff Hall
		Name:	Jeff Hall
		Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Text of press release issued by KLA-Tencor Corporation dated October 12, 2006.